Exhibit 99.1
[ONEOK Logo]	News
January 11, 2006	Analyst Contact: Dan Harrison
918-588-7950
Media Contact: Lori Webster
918-588-7570

ONEOK Sets Date for Fourth-quarter and Year-end 2005

Earnings Conference Call and Webcast

TULSA, Okla. -- Jan. 11, 2006 -- ONEOK, Inc. (NYSE: OKE) will release its fourth-quarter and year-end 2005 earnings on Wednesday, Feb. 22, 2006.

A conference call will be held the following day on Thursday, Feb. 23, 2006, at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time). The call will also be carried live on ONEOK's Web site.

What: ONEOK, Inc. fourth-quarter and year-end 2005 earnings conference call and webcast

When: Thursday, Feb. 23, 2006; 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time)

Where: Telephone conference call at 888-675-7686, pass code 837815, or log on to the ONEOK Web site at www.oneok.com

If you are unable to participate in the conference call or the webcast, the replay will be archived and available on the company's Web site www.oneok.com for 30 days. A recording will be available by phone for seven days. The playback may be accessed at 866-219-1444, pass code 837815

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ONEOK, Inc. (NYSE: OKE) is a diversified energy company.  We are among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas.  We are a leader in the gathering, processing, storage and transportation of natural gas in the mid-continent region of the U.S. and own one of the nation's premier natural gas liquids (NGL) systems, connecting much of the NGL supply in the mid-continent with two key market centers.  Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.  ONEOK is the majority general partner of Northern Border Partners L.P. (NYSE:NBP), one of the largest publicly-traded limited partnerships.  ONEOK is a Fortune 500 company.

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